Investor Relations Contact: Jane Elliott
investor.relations@globalpay.com
770.829.8234

Media Contact: Amy Corn
media.relations@globalpay.com
770.829.8755

Global Payments Reports Progress of Continuing Investigation

ATLANTA, June 12, 2012 – Global Payments Inc. (NYSE: GPN), a leader in payment processing services, previously announced that it had identified and self-reported unauthorized access into its processing system.
Based on the investigation to date, the Company continues to believe that a limited portion of its North American card processing system was affected. As discussed in our earlier announcement, the Company’s continuing forensic investigation confirms that actual card numbers that may have been exported did not exceed 1,500,000. The Company has, however, provided a larger quantity of card numbers to industry brands to enable them to proactively monitor cardholder activity. The evidence continues to indicate that the potential card exportation was limited to Track 2 data.
The Company’s ongoing investigation recently revealed potential unauthorized access to servers containing personal information collected from a subset of merchant applicants. It is unclear whether the intruders looked at or took any personal information from the Company’s systems; however, the Company will notify potentially-affected individuals in the coming days with helpful information and make available credit monitoring and identity protection insurance at no cost. The notifications are unrelated to cardholder data and pertain to individuals associated with a subset of the Company’s U.S. merchant applicants.
The Company believes that this incident is contained. The Company has made substantial progress in its investigation and remediation efforts and plans to provide additional information regarding the potential financial impact, the PCI compliance process and the status of the investigation not later than its July 26, 2012 year-end earnings call.
Paul R. Garcia, Chairman and CEO of Global Payments, said “We sincerely apologize for this incident and are working diligently to conclude our investigation. We are committed to fully resolve any issues arising from this matter and we, of course, continue to provide uninterrupted transaction processing for our customers worldwide.”
Additional information is available at www.2012infosecurityupdate.com.
Global Payments will hold a conference call for shareholders on Tuesday, June 12, 2012 at 6:00 PM EDT.  Callers may access the conference call via the investor relations page of the Company’s website at www.globalpaymentsinc.com by clicking the “webcast” button; or callers in North America may dial 1-877-717-3042 and callers outside North America may dial 1-706-758-8809.  A pass code is not required.
Global Payments Inc. is a leading provider of electronic transaction processing services for merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Europe and the Asia-Pacific region.  Global Payments, a Fortune 1000 company, offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management.  Visit www.globalpaymentsinc.com for more information about the company and its services.

This announcement may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: further results of the continuing investigation of the unauthorized access of our processing system, including the discovery of additional card data or information implicated in the incident; the effect of our remediation efforts on operations; the impact of fines or penalties from the card networks and state authorities on our results of operations; and other risks detailed in the company's SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.
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